Exhibit 10.40

EXECUTION VERSION

WAIVER AND AMENDMENT TO THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF CANNERY CASINO RESORTS, LLC

This WAIVER AND AMENDMENT TO THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF CANNERY CASINO RESORTS, LLC (this “Agreement”) is made as of October 2, 2012 by and among Millennium Gaming, Inc., a Nevada corporation (“Millennium Gaming”), OCM AcquisitionCo, LLC, a Nevada limited liability company (“AcquisitionCo”), Crown CCR Group Investments One, LLC, a Delaware limited liability company (“Crown One”), and Crown CCR Group Investments Two, LLC, a Delaware limited liability company (“Crown Two” and, together with Millennium Gaming, AcquisitionCo and Crown One, the “Current Members”) and amends the Third Amended and Restated Operating Agreement of Cannery Casino Resorts, LLC, dated as of March 3, 2010, by and between Millennium Gaming, AcquisitionCo, Crown One and Crown Two (the “Operating Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Operating Agreement.

RECITALS

A.                                    As of the date hereof, the Current Members are the only Members of Cannery Casino Resorts, LLC (the “Company”).

B.                                    Concurrently herewith, the Company will (i) enter into a new First Lien Credit Agreement with Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent and collateral agent, swing line lender and issuer of letters of credit, the Company and Washington Trotting Association, Inc. (“WTA”), as borrowers and certain lenders party thereto (the “New First Lien Credit Agreement”), and a new Second Lien Credit Agreement with DBTCA as administrative agent and collateral agent, the Company and WTA as borrowers and certain lenders from time to time party thereto (the “New Second Lien Credit Agreement” and together with the New First Lien Credit Agreement, the “New Credit Agreements”), (ii) using borrowings under the New Credit Agreements, (A) repay all outstanding borrowings under its existing First Lien Credit Agreement, dated as of May 18, 2007, by and among the Company, Bank of America, N.A. as Administrative Agent, Collateral Agent and L/C Issuer, and the lenders from time to time party thereto and its existing Second Lien Credit Agreement, dated as of May 18, 2007, by and among the Company, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto, (B) repay in full all advances made under its existing furniture, fixtures and equipment credit facility, and (C) redeem 39,384 Series C Preferred Units held by AcquisitionCo, redeem 6,391 Series C Preferred Units held by Crown One and redeem 6,390 Series C Preferred Units held by Crown Two (collectively, the “Series C Redemption”), and (iii) accept 10,000 Series C Preferred Units contributed to the Company by Millennium Gaming, accept 7,241 Series C Preferred Units contributed to the Company by AcquisitionCo, accept 2,797 Series C Preferred Units contributed to the Company by Crown One and accept 2,797 Series C Preferred Units contributed to the Company by Crown Two, in each case, as a capital contribution by the respective Current Members to the Company (collectively, the “Series C Capital Contribution”).  The transactions described in clauses (i), (ii) and (ii) above are collectively referred to herein as the “Refinancing Transactions.”

C.                                    Upon the completion of the Series C Redemption and the Series C Capital Contribution, no Series C Preferred Units will remain outstanding.

D.                                    Section 2.3(b)(i) of the Operating Agreement requires (i) that any optional redemption of Series C Preferred Units be made on a pro rata basis (the “Pro Rata Requirement”) and (ii) that written notice of any such redemption shall be provided to each holder of Series C Preferred Units (the “Notice Requirement”).

E.                                     The Series C Redemption will not be made on a pro rata basis.

F.                                      The Current Members would not materially benefit from the delivery of a notice pursuant to the Notice Requirement.

G.                                    In order to facilitate the Refinancing Transactions, the Current Members have agreed to waive the Pro Rata Requirement and the Notice Requirement with respect to the Series C Redemption and to make other amendments to the Operating Agreement solely upon the terms and conditions provided for in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.                                      Waiver.  The Current Members hereby waive the Pro Rata Requirement and the Notice Requirement with respect to the Series C Redemption in connection with the Refinancing Transactions.  Nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Current Members may have under the Operating Agreement or under applicable law.

2.                                      Amendments to the Operating Agreement.  The Current Members agree to amend the Operating Agreement by:

(a)                                 inserting the following as a new Section 2.7:

2.7.                            Redemption of Series C Preferred Units.  On October 2, 2012, Series C Preferred Units held by AcquisitionCo, Crown One and Crown Two shall be redeemed by the Company as set forth in the table below:

Member	Series C Preferred Units to be Redeemed	Redemption Price per Series C Preferred Unit	Aggregate Redemption Price of Series C Preferred Units Redeemed
AcquisitionCo	39,384	$1,666.66	$65,638,995.64
Crown One	6,391	$1,666.66	$10,650,910.45
Crown Two	6,390	$1,666.66	$10,649,243.75
TOTAL	52,165	—	$86,939,149.83

(b)                                 inserting the following as a new Section 2.8:

2.8.                            Contribution of Series C Preferred Units.  On October 2, 2012, Series C Preferred Units held by Millennium Gaming, AcquisitionCo, Crown One and Crown Two shall be contributed to the Company as set forth in the table below:

Member	Series C Preferred Units to be Contributed to the Company
Millennium Gaming	10,000
AcquisitionCo	7,241
Crown One	2,797
Crown Two	2,797
TOTAL	22,835

(c)                                  deleting Appendix A in its entirety and replacing it with the following:

APPENDIX A
Attached to and Made a Part of
the Third Amended and Restated Operating Agreement of

Cannery Casino Resorts, LLC
(a Nevada Limited Liability Company)

Ownership of the Company

Member	Preferred Units	Common Units	Preferred Percentage Interest	Percentage Interest
Millennium Gaming, Inc. c/o Cannery Casino Resorts, LLC 221 North Rampart Boulevard Las Vegas, NV 89145 Attn: William J. Paulos William C. Wortman Fax: (702) 507-5992	128,000 Series A1 Preferred Units	0	43.79%	43.79%

Member	Preferred Units	Common Units	Preferred Percentage Interest	Percentage Interest
OCM AcquisitionCo, LLC c/o Oaktree Capital Management, LLC 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Stephen A. Kaplan Fax: (213) 830-6293	92,690 Series A1 Preferred Units	0	31.71%	31.71%
Crown CCR Group Investments One, LLC c/o The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 Attn: Scott Lascala Service of Process Department Fax: (302) 655-7813 with a copy to: Crown Limited 8 Whiteman Street Southbank, Victoria 3006 Australia Attn: Company Secretary Facsimile: + 61 3 9292 8815	35,807 Series A2 Preferred Units	0	12.25%	12.25%

Member	Preferred Units	Common Units	Preferred Percentage Interest	Percentage Interest
Crown CCR Group Investments Two, LLC c/o The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 Attn: Scott Lascala Service of Process Department Fax: (302) 655-7813 with a copy to: Crown Limited 8 Whiteman Street Southbank, Victoria 3006 Australia Attn: Company Secretary Facsimile: + 61 3 9292 8815	35,807 Series A2 Preferred Units	0	12.25%	12.25%
Total	220,690 Series A1 Preferred Units; 71,614 Series A2 Preferred Units; 0 Series B Preferred Units; 0 Series C Preferred Units; 292,304 aggregate Preferred Units	0	100.00%	100.00%

3.                                      Conditions Precedent.  This Agreement shall be effective upon the date of satisfaction of each of the following conditions:

(a)                                 the Company and the counterparties thereto shall have duly executed and delivered the New Credit Agreements; and

(b)                                 the Refinancing Transactions, including the Series C Redemption and the Series C Capital Contribution, shall be been consummated.

4.                                    Representations and Warranties.  Each of the Current Members hereby represents and warrants, severally and not jointly, to each other Current Member that (a) such Current Member has the legal power and authority to execute and deliver this Agreement; (b) the officers of such Current Member executing this Agreement have been duly authorized to execute and deliver the same and bind such Current Member with respect to the provisions hereof; (c) the execution and delivery hereof by such Current Member and the performance and observance by such Current Member of the provisions hereof do not violate or conflict with any organizational document of such Current Member or any law applicable to such Current Member or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Current Member; (d) this Agreement and each document executed by such Current Member in connection herewith constitute valid and binding obligations of such Current Member in every respect, enforceable in accordance with their terms; and (e) all representations and warranties made by such Current Member and contained in this Agreement or the Operating Agreement, as applicable, are true and correct in all material respects on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any such representations or warranties expressly relate to an earlier date.

5.                                      Further Assurances.  Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

6.                                      Payment of Fees and Expenses.  Each Current Member shall be responsible all of the fees and expenses (including without limitation, all reasonable fees and expenses of counsel to such Current Member) incurred by such Current Member in connection with this Agreement.

7.                                      Operating Agreement Unaffected.  Except as otherwise specifically provided herein, all provisions of the Operating Agreement shall remain in full force and effect and be unaffected hereby.

8.                                      No Other Promises or Inducements.  There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement.  This Agreement has been entered into by each Current Member freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Current Member is relying on any representations, either written or oral, express or implied, made by any other Current Member, other than those representations in this Agreement and the Operating Agreement.  The Current Members agree that the consideration received by each Current Member under this Agreement has been actual and adequate.

9.                                      No Course of Dealing.  Each Current Member acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Current Members that is inconsistent with the express terms of the Operating Agreement, and (b)  except with respect to the Pro Rata Requirement and the Notice Requirement as each relates to the Series C Redemption, the Current Members shall not be under any obligation to forbear from exercising any of their rights or remedies under the Operating Agreement.

10.                               No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party.

11.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.                               Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

13.                               Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

14.                               Severability Of Provisions; Captions; Attachments.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

15.                               JURY TRIAL WAIVER.  EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

MILLENNIUM GAMING, INC.

By:	/s/William Wortman
	Name:	William Wortman
	Title:	Chief Executive Officer

OCM ACQUISITIONCO, LLC

By:	/s/ Stephen Kaplan
	Name:	Stephen Kaplan
	Title:	Manager

By:	/s/ Ronald Beck
	Name:	Ronald Beck
	Title:	Manager

CROWN CCR GROUP INVESTMENTS ONE, LLC:

By:	/s/ Xavier Walsh
	Name:	Xavier Walsh
	Title:	Chairman

CROWN CCR GROUP INVESTMENTS TWO, LLC

By:	/s/ Xavier Walsh
	Name:	Xavier Walsh
	Title:	Chairman

WAIVER AND AMENDMENT TO THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF CANNERY CASINO RESORTS, LLC